UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2012

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 200 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events

On August 27, 2010, Helicos BioSciences Corporation (the “Company”) filed a lawsuit against Pacific Biosciences of California, Inc. (“Pacific Biosciences”) in the United States District Court for the District of Delaware (CA. No. 10-735-SLR) alleging that Pacific Biosciences infringes certain of the Company’s patents.  On October 22, 2010, the Company filed an amended complaint naming Illumina, Inc. (“Illumina”) and Life Technologies Corporation (“Life Technologies”) as additional defendants and adding certain of the Company’s patents to the litigation.  As previously disclosed, the Company has since settled with Pacific Biosciences and dismissed its claims against Life Technologies and certain claims against Illumina. As a result of the foregoing settlements and dismissals, Illumina was the only remaining defendant in the matter and solely with respect to one of the Company’s patents.

The Company previously filed a motion for summary judgment seeking a judgment that Illumina has infringed one of the Company’s patents.  Illumina filed motions for summary judgment seeking judgments that it has not infringed the patent and that the applicable patent is invalid.  On June 29, 2012, the court heard oral argument regarding the parties’ claim construction positions and pending motions for summary judgment.  On August 28, 2012, the court granted Illumina’s motion for summary judgment of invalidity based on an inadequate written description, and denied the Company’s motion for summary judgment and Illumina’s motion for summary judgment that it has not infringed the patent.  The Company disagrees with the court’s ruling and is considering its options with respect to an appeal thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: August 31, 2012	Name:	Jeffrey R. Moore
	Title:	Senior Vice President and
Chief Financial Officer

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